Exhibit 23

[LETTERHEAD OF JEWETT, SCHWARTZ, & ASSOCIATES]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated October 10, 2003, relating to the financial statements of The Havana Republic, Inc.

Jewett, Schwartz, & Associates

CERTIFIED PUBLIC ACCOUNTANTS

Jewett, Schwartz, & Associates

Hollywood, FL

October 10, 2003